Joint Filers’ Signatures

SEG PARTNERS, L.P.

By: SEG Partners Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: February 6, 2015

SEG PARTNERS II, L.P.

By: SEG Partners II Holdings, LLC, its general partner

By: /s/ George S. Loening	Date: February 6, 2015

SEGPO INVESTMENT CORP. LLC

By: SEG Partners Offshore Master Fund, Ltd., its managing member

By: /s/ George S. Loening	Date: February 6, 2015

SEG PARTNERS OFFSHORE MASTER FUND, LTD.

By: /s/ George S. Loening	Date: February 6, 2015

GEORGE S. LOENING

By: /s/ George S. Loening	Date: February 6, 2015